 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 3, 2016

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road, Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on May 3, 2016. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - The number of Directors was set at nine, and the individuals listed below were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	26,406,095	1,813,505		3,078,609

Charles E. Brock	26,568,079	1,651,521		3,078,609

Daniel K. Frierson	26,545,949	1,673,651		3,078,609

D. Kennedy Frierson, Jr.	25,692,012	2,527,588		3,078,609

Walter W. Hubbard	26,405,997	1,813,603		3,078,609

Lowry F. Kline	26,404,797	1,814,803		3,078,609

Hilda S. Murray	26,568,096	1,651,504		3,078,609

John W. Murrey, III	26,545,908	1,673,692		3,078,609

Michael L. Owens	26,569,760	1,649,840		3,078,609

Proposal 2 - Approval of the adoption of the Company's 2016 Incentive Compensation Plan, pursuant to which the Company may issue up to an aggregate of 800,000 shares of its Common Stock or Class B Common Stock on the terms and conditions set forth in the plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,351,007	1,838,867	29,726	3,078,609

Proposal 3 - Approval of the material terms of the Performance Goals for the Annual Incentive Compensation Plan applicable to 2016-2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,550,540	1,590,902	78,158	3,078,609

Proposal 4 - Approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,270,571	1,867,853	81,176	3,078,609

Proposal 5 - Appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes

31,201,337	39,937	56,935

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016	THE DIXIE GROUP, INC.

By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer